SCHEDULE A

TO THE MANAGEMENT SERVICES AGREEMENT

BETWEEN DIREXION SHARES ETF TRUST

AND RAFFERTY ASSET MANAGEMENT, LLC

Effective November 1, 2024, Rafferty Asset Management, LLC (“RAM”) shall be paid according to the annualized fee rate schedule listed in the table below for providing the services listed on Schedule B to the Direxion Shares ETF Trust (the “Trust”). The fee rate is applied to the aggregate average daily net assets of all series of the Trust and all series of the Direxion Funds collectively (“Complex Net Assets”).

Complex Net Assets	Annualized Fee Rate
First $25 billion	0.05%
Over $25 billion to $50 billion	0.0475%
Over $50 billion	0.045%

Effective November 1, 2024, RAM will pay on behalf of the Trust the fees that are due to U.S. Bancorp Fund Services, LLC (“USBFS”) pursuant to the Fund Administration Serving Agreement between the Trust and USBFS.

SUBADVISED FUND

Direxion HCM Tactical Enhanced US ETF

ACTIVELY MANAGED FUNDS

Direxion Bitcoin Strategy ETF
Direxion Ether Strategy ETF
Direxion Ether Strategy Bear ETF
Direxion Concentrated Energy ETF
Direxion Daily Concentrated Energy Bear 1X Shares
Direxion Daily Concentrated Energy Bull 2X Shares
Direxion Daily Concentrated Energy Bear 2X Shares
Direxion Concentrated Homebuilders & Supplies ETF
Direxion Daily Concentrated Homebuilders & Supplies Bear 1X Shares
Direxion Daily Concentrated Homebuilders & Supplies Bull 2X Shares
Direxion Daily Concentrated Homebuilders & Supplies Bear 2X Shares
Direxion Concentrated Semiconductors ETF
Direxion Daily Concentrated Semiconductors Bear 1X Shares
Direxion Daily Concentrated Semiconductors Bull 2X Shares
Direxion Daily Concentrated Semiconductors Bear 2X Shares
Direxion Concentrated Electric and Autonomous Vehicles ETF
Direxion Daily Concentrated Electric and Autonomous Vehicles Bear 1X Shares
Direxion Daily Concentrated Electric and Autonomous Vehicles Bull 2X Shares
Direxion Daily Concentrated Electric and Autonomous Vehicles Bear 2X Shares
Direxion Concentrated Biotech ETF
Direxion Daily Concentrated Biotech Bear 1X Shares
Direxion Daily Concentrated Biotech Bull 2X Shares
Direxion Daily Concentrated Biotech Bear 2X Shares
Direxion Concentrated Retail ETF
Direxion Daily Concentrated Retail Bear 1X Shares

Direxion Daily Concentrated Retail Bull 2X Shares
Direxion Daily Concentrated Retail Bear 2X Shares
Direxion Concentrated Technology ETF
Direxion Daily Concentrated Technology Bear 1X Shares
Direxion Daily Concentrated Technology Bull 2X Shares
Direxion Daily Concentrated Technology Bear 2X Shares

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares
Direxion Work From Home ETF

COMMODITY-RELATED FUND

Direxion Auspice Broad Commodity Strategy ETF

1X BEAR FUNDS

Direxion Daily S&P 500® Bear 1X Shares
Direxion Daily MAGMA Bear 1X Shares
Direxion Daily AI and Big Data Bear 1X Shares
Direxion Daily MSCI Emerging Markets ex China Bear 1X Shares
Direxion Daily Magnificent 7 Bear 1X Shares
Direxion Daily Uranium Industry Bear 1X Shares Direxion Daily Crypto Industry Bear 1X Shares
Direxion Daily S&P Top 20 US Stocks Bear 1X ETF
Direxion Daily Quantum Computing Bear 1X ETF
Direxion Daily Qs Top 30 Stocks Bear 1X ETF

Bitcoin Funds

Direxion Daily Bitcoin Strategy Bull 2X Shares
Direxion Daily Bitcoin Strategy Bear 2X Shares
Direxion Daily Bitcoin Bear 1X Shares
Direxion Daily Bitcoin Bull 1.5X Shares
Direxion Daily Bitcoin Bear 1.5X Shares
Direxion Daily Bitcoin Bull 2X Shares
Direxion Daily Bitcoin Bear 2X Shares

Ether Leveraged Funds

Direxion Daily Ether Strategy Bull 2X Shares
Direxion Daily Ether Strategy Bear 2X Shares

Monthly Leveraged Funds

Direxion Enhanced S&P Equity Income ETF
Direxion Enhanced Qs Equity Income ETF

Single Stock Funds

Direxion Daily TSLA Bull 2X Shares
Direxion Daily TSLA Bear 1X Shares
Direxion Daily META Bull 2X Shares
Direxion Daily META Bear 1X Shares
Direxion Daily NFLX Bull 2X Shares
Direxion Daily NFLX Bear 1X Shares
Direxion Daily AAPL Bull 2X Shares
Direxion Daily AAPL Bear 1X Shares
Direxion Daily MSFT Bull 2X Shares
Direxion Daily MSFT Bear 1X Shares
Direxion Daily AMZN Bull 2X Shares
Direxion Daily AMZN Bear 1X Shares
Direxion Daily GOOGL Bull 2X Shares
Direxion Daily GOOGL Bear 1X Shares
Direxion Daily NVDA Bull 2X Shares
Direxion Daily NVDA Bear 1X Shares
Direxion Daily AMD Bull 2X Shares
Direxion Daily AMD Bear 1X Shares
Direxion Daily ARM Bull 2X Shares
Direxion Daily ARM Bear 1X Shares
Direxion Daily ASML Bull 2X ETF
Direxion Daily ASML Bear 1X ETF
Direxion Daily AVGO Bull 2X Shares
Direxion Daily AVGO Bear 1X Shares
Direxion Daily BA Bull 2X Shares
Direxion Daily BA Bear 1X Shares
Direxion Daily BRKB Bull 2X Shares
Direxion Daily BRKB Bear 1X Shares
Direxion Daily LLY Bull 2X Shares
Direxion Daily LLY Bear 1X Shares
Direxion Daily MU Bull 2X Shares
Direxion Daily MU Bear 1X Shares
Direxion Daily PLTR Bull 2X Shares
Direxion Daily PLTR Bear 1X Shares
Direxion Daily SMCI Bull 2X Shares
Direxion Daily SMCI Bear 1X Shares
Direxion Daily TSM Bull 2X Shares
Direxion Daily TSM Bear 1X Shares
Direxion Daily XOM Bull 2X Shares
Direxion Daily XOM Bear 1X Shares
Direxion Daily V Bull 2X Shares
Direxion Daily V Bear 1X Shares

Direxion Daily CSCO Bull 2X ETF
Direxion Daily CSCO Bear 1X ETF
Direxion Daily QCOM Bull 2X ETF
Direxion Daily QCOM Bear 1X ETF
Direxion Daily PANW Bull 2X Shares
Direxion Daily PANW Bear 1X Shares
Direxion Daily CMG Bull 2X Shares
Direxion Daily CMG Bear 1X Shares
Direxion Daily CAT Bull 2X Shares
Direxion Daily CAT Bear 1X Shares
Direxion Daily LMT Bull 2X Shares
Direxion Daily LMT Bear 1X Shares
Direxion Daily INTC Bull 2X ETF
Direxion Daily INTC Bear 1X ETF
Direxion Daily F Bull 2X ETF
Direxion Daily F Bear 1X ETF
Direxion Daily SOFI Bull 2X ETF
Direxion Daily SOFI Bear 1X ETF
Direxion Daily DIS Bull 2X ETF
Direxion Daily DIS Bear 1X ETF
Direxion Daily BABA Bull 2X ETF
Direxion Daily BABA Bear 1X ETF
Direxion Daily UBER Bull 2X ETF
Direxion Daily UBER Bear 1X ETF
Direxion Daily COST Bull 2X ETF
Direxion Daily COST Bear 1X ETF
Direxion Daily COIN Bull 2X ETF
Direxion Daily COIN Bear 1X ETF
Direxion Daily HOOD Bull 2X ETF
Direxion Daily HOOD Bear 1X ETF
Direxion Daily SHOP Bull 2X ETF
Direxion Daily SHOP Bear 1X ETF
Direxion Daily PYPL Bull 2X ETF
Direxion Daily PYPL Bear 1X ETF
Direxion Daily XYZ Bull 2X ETF
Direxion Daily XYZ Bear 1X ETF
Direxion Daily CCL Bull 2X ETF
Direxion Daily CCL Bear 1X ETF
Direxion Daily DKNG Bull 2X ETF
Direxion Daily DKNG Bear 1X ETF
Direxion Daily AAL Bull 2X ETF
Direxion Daily AAL Bear 1X ETF
Direxion Daily RBLX Bull 2X ETF
Direxion Daily RBLX Bear 1X ETF
Direxion Daily KO Bull 2X ETF
Direxion Daily KO Bear 1X ETF
Direxion Daily O Bull 2X ETF
Direxion Daily O Bear 1X ETF
Direxion Daily LCID Bull 2X ETF
Direxion Daily LCID Bear 1X ETF

Direxion Daily MARA Bull 2X ETF
Direxion Daily MARA Bear 1X ETF
Direxion Daily NIO Bull 2X ETF
Direxion Daily NIO Bear 1X ETF
Direxion Daily CRWD Bull 2X ETF
Direxion Daily CRWD Bear 1X ETF
Direxion Daily GRAB Bull 2X ETF
Direxion Daily GRAB Bear 1X ETF
Direxion Daily WMT Bull 2X ETF
Direxion Daily WMT Bear 1X ETF
Direxion Daily ORCL Bull 2X ETF
Direxion Daily ORCL Bear 1X ETF
Direxion Daily JNJ Bull 2X ETF
Direxion Daily JNJ Bear 1X ETF
Direxion Daily CRM Bull 2X ETF
Direxion Daily CRM Bear 1X ETF
Direxion Daily GE Bull 2X ETF
Direxion Daily GE Bear 1X ETF
Direxion Daily ADBE Bull 2X ETF
Direxion Daily ADBE Bear 1X ETF
Direxion Daily VZ Bull 2X ETF
Direxion Daily VZ Bear 1X ETF
Direxion Daily T Bull 2X ETF
Direxion Daily T Bear 1X ETF
Direxion Daily PFE Bull 2X ETF
Direxion Daily PFE Bear 1X ETF
Direxion Daily PDD Bull 2X ETF
Direxion Daily PDD Bear 1X ETF
Direxion Daily SONY Bull 2X ETF
Direxion Daily SONY Bear 1X ETF
Direxion Daily NKE Bull 2X ETF
Direxion Daily NKE Bear 1X ETF
Direxion Daily SBUX Bull 2X ETF
Direxion Daily SBUX Bear 1X ETF
Direxion Daily MRVL Bull 2X ETF
Direxion Daily MRVL Bear 1X ETF
Direxion Daily ABNB Bull 2X ETF
Direxion Daily ABNB Bear 1X ETF
Direxion Daily TGT Bull 2X ETF
Direxion Daily TGT Bear 1X ETF
Direxion Daily GM Bull 2X ETF
Direxion Daily GM Bear 1X ETF
Direxion Daily SNOW Bull 2X ETF
Direxion Daily SNOW Bear 1X ETF
Direxion Daily DAL Bull 2X ETF
Direxion Daily DAL Bear 1X ETF
Direxion Daily UAL Bull 2X ETF
Direxion Daily UAL Bear 1X ETF
Direxion Daily RDDT Bull 2X ETF
Direxion Daily RDDT Bear 1X ETF
Direxion Daily SNAP Bull 2X ETF

Direxion Daily SNAP Bear 1X ETF
Direxion Daily LUV Bull 2X ETF
Direxion Daily LUV Bear 1X ETF
Direxion Daily MRNA Bull 2X ETF
Direxion Daily MRNA Bear 1X ETF
Direxion Daily CPNG Bull 2X ETF
Direxion Daily CPNG Bear 1X ETF
Direxion Daily VST Bull 2X ETF
Direxion Daily VST Bear 1X ETF
Direxion Daily HAS Bull 2X ETF
Direxion Daily HAS Bear 1X ETF
Direxion Daily FSLR Bull 2X ETF
Direxion Daily FSLR Bear 1X ETF
Direxion Daily DELL Bull 2X ETF
Direxion Daily DELL Bear 1X ETF
Direxion Daily SE Bull 2X ETF
Direxion Daily SE Bear 1X ETF
Direxion Daily HIMS Bull 2X ETF
Direxion Daily HIMS Bear 1X ETF
Direxion Daily RKLB Bull 2X ETF
Direxion Daily RKLB Bear 1X ETF
Direxion Daily CVNA Bull 2X ETF
Direxion Daily CVNA Bear 1X ETF
Direxion Daily PENN Bull 2X ETF
Direxion Daily PENN Bear 1X ETF
Direxion Daily NVO Bull 2X ETF
Direxion Daily NVO Bear 1X ETF
Direxion Daily ABBV Bull 2X ETF
Direxion Daily ABBV Bear 1X ETF
Direxion Daily AI Bull 2X ETF
Direxion Daily AI Bear 1X ETF
Direxion Daily NCLH Bull 2X ETF
Direxion Daily NCLH Bear 1X ETF
Direxion Daily NOK Bull 2X ETF
Direxion Daily NOK Bear 1X ETF
Direxion Daily UNH Bull 2X ETF
Direxion Daily UNH Bear 1X ETF
Direxion Daily TXN Bull 2X ETF
Direxion Daily TXN Bear 1X ETF
Direxion Daily AMAT Bull 2X ETF
Direxion Daily AMAT Bear 1X ETF
Direxion Daily CAVA Bull 2X ETF
Direxion Daily CAVA Bear 1X ETF

Super Sector ETFs

Direxion Daily Top 5 Semiconductors Bull 2X ETF
Direxion Daily Top 5 Semiconductors Bear 1X ETF
Direxion Daily Top 10 Biotech Bull 2X ETF
Direxion Daily Top 10 Biotech Bear 1X ETF
Direxion Daily Top 10 Communication Services Bull 2X ETF
Direxion Daily Top 10 Communication Services Bear 1X ETF

Direxion Daily Top 10 Consumer Discretionary Bull 2X ETF
Direxion Daily Top 10 Consumer Discretionary Bear 1X ETF
Direxion Daily Top 10 Consumer Staples Bull 2X ETF
Direxion Daily Top 10 Consumer Staples Bear 1X ETF
Direxion Daily Top 5 Energy Bull 2X ETF
Direxion Daily Top 5 Energy Bear 1X ETF
Direxion Daily Top 10 Financial Bull 2X ETF
Direxion Daily Top 10 Financial Bear 1X ETF
Direxion Daily Top 10 Healthcare Bull 2X ETF
Direxion Daily Top 10 Healthcare Bear 1X ETF
Direxion Daily Top 10 Industrials Bull 2X ETF
Direxion Daily Top 10 Industrials Bear 1X ETF
Direxion Daily Top 10 Materials Bull 2X ETF
Direxion Daily Top 10 Materials Bear 1X ETF
Direxion Daily Top 10 Real Estate Bull 2X ETF
Direxion Daily Top 10 Real Estate Bear 1X ETF
Direxion Daily Top 10 Technology Bull 2X ETF
Direxion Daily Top 10 Technology Bear 1X ETF
Direxion Daily Top 10 Utilities Bull 2X ETF
Direxion Daily Top 10 Utilities Bear 1X ETF
Direxion Daily Top 5 Gold Miners Bull 2X ETF
Direxion Daily Top 5 Gold Miners Bear 1X ETF

2X Funds

Direxion Daily S&P 500® Bull 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares
Direxion Daily CSI China Internet Index Bull 2X Shares
Direxion Daily MSCI Brazil Bull 2X Shares
Direxion Daily Energy Bull 2X Shares
Direxion Daily Energy Bear 2X Shares
Direxion Daily Gold Miners Index Bull 2X Shares
Direxion Daily Gold Miners Index Bear 2X Shares
Direxion Daily Junior Gold Miners Index Bull 2X Shares
Direxion Daily Junior Gold Miners Index Bear 2X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares
Direxion Daily MSCI India Bull 2X Shares
Direxion Daily Robotics, Artificial Intelligence, & Automation Index Bull 2X Shares
Direxion Daily Cloud Computing Bull 2X Shares
Direxion Daily NYSE FANG+ Bull 2X Shares
Direxion Daily NYSE FANG+ Bear 2X Shares
Direxion Daily Travel & Vacation Bull 2X Shares
Direxion Daily Travel & Vacation Bear 2X Shares
Direxion Daily Aviation Bull 2X Shares
Direxion Daily Aviation Bear 2X Shares
Direxion Daily China Technology Bull 2X Shares
Direxion Daily China Technology Bear 2X Shares
Direxion Daily Electric and Autonomous Vehicles Bull 2X Shares
Direxion Daily Electric and Autonomous Vehicles Bear 2X Shares

Direxion Daily Crypto Industry Bull 2X Shares
Direxion Daily MAGMA Bull 2X Shares
Direxion Daily AI and Big Data Bull 2X Shares
Direxion Daily AI and Big Data Bear 2X Shares
Direxion Daily MSCI Emerging Markets ex China Bull 2X Shares
Direxion Daily MSCI Emerging Markets ex China Bear 2X Shares
Direxion Daily Magnificent 7 Bull 2X Shares
Direxion Daily Magnificent 7 Bear 2X Shares
Direxion Daily Uranium Industry Bull 2X Shares
Direxion Daily Quality Bull 2X Shares
Direxion Daily Quality Bear 2X Shares
Direxion Daily S&P Top 20 US Stocks Bull 2X ETF
Direxion Daily S&P Top 20 US Stocks Bear 2X ETF
Direxion Daily India Consumer Bull 2X Shares
Direxion Daily Quantum Computing Bull 2X ETF
Direxion Daily Quantum Computing Bear 2X ETF
Direxion Daily Qs Top 30 Stocks Bull 2X ETF
Direxion Daily Qs Top 30 Stocks Bear 2X ETF

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares
Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares
Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily FTSE China Bull 3X Shares
Direxion Daily FTSE China Bear 3X Shares
Direxion Daily MSCI Emerging Markets Bull 3X Shares
Direxion Daily MSCI Emerging Markets Bear 3X Shares
Direxion Daily Financial Bull 3X Shares
Direxion Daily Financial Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily Mid Cap Bull 3X Shares
Direxion Daily Real Estate Bull 3X Shares
Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily S&P 500® Bull 3X Shares
Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares
Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares
Direxion Daily Small Cap Bear 3X Shares
Direxion Daily MSCI South Korea Bull 3X Shares
Direxion Daily Technology Bull 3X Shares
Direxion Daily Technology Bear 3X Shares
Direxion Daily FTSE Europe Bull 3X Shares
Direxion Daily Homebuilders & Supplies Bull 3X Shares
Direxion Daily S&P Biotech Bull 3X Shares
Direxion Daily S&P Biotech Bear 3X Shares

Direxion Daily Consumer Discretionary Bull 3X Shares
Direxion Daily Utilities Bull 3X Shares
Direxion Daily Aerospace & Defense Bull 3X Shares
Direxion Daily MSCI Mexico Bull 3X Shares
Direxion Daily Transportation Bull 3X Shares
Direxion Daily Industrials Bull 3X Shares
Direxion Daily Pharmaceutical & Medical Bull 3X Shares
Direxion Daily Dow Jones Internet Bull 3X Shares
Direxion Daily Dow Jones Internet Bear 3X Shares
Direxion Daily S&P 500® High Beta Bull 3X Shares
Direxion Daily S&P 500® High Beta Bear 3X Shares

Last Updated: May 8, 2025